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                                                          Registration No. _____


    As filed with the Securities and Exchange Commission on November 17, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          DURAMED PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                               -------------------
                            (State of Incorporation)

                                   11-2590026
                          -----------------------------
                      (I.R.S. Employer Identification No.)

                  7155 East Kemper Road, Cincinnati, Ohio 45249
        ----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      1999 Nonemployee Director Stock Plan
                            (Full Title of the Plan)

                             Timothy E. Hoberg, Esq.
                        Taft, Stettinius & Hollister LLP
                               1800 Firstar Tower
                                425 Walnut Street

                           Cincinnati, Ohio 45202-3957
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 381-2838
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                   Proposed maximum          Proposed maximum
  Title of securities        Amount to be           offering price          aggregate offering           Amount of
    to be registered        registered (1)          per share (2)               price (2)            registration fee
---------------------   --------------------    --------------------     ----------------------    ---------------------
Common Stock,                16,521 shares              $5.035                   $83,183                    $22
par value $.01
========================================================================================================================

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Duramed Pharmaceuticals, Inc. as may become issuable with respect to all or any of the registered shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, on the average of the high and low prices of the Common Stock on November 10, 2000, on the Nasdaq National Market.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents of the Company are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

            (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A filed on December 11, 1986 under the Securities Exchange Act of 1934.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the shares of Common Stock registered hereby has been passed upon by Taft, Stettinius & Hollister LLP, Cincinnati, Ohio. Timothy
E. Hoberg, a partner in that firm, is Assistant Secretary of the Company. Attorneys of that firm participating in the matter beneficially own approximately 20,000 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability (i) in the case of

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third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (ii) in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines.


            The Company's Certificate of Incorporation extends similar rights of indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


ITEM 8.  EXHIBITS

Exhibit
Number
------
  4.1    Certificate of Designation, Preferences and Rights of
         Series A Preferred Stock*

  4.2    Certificate of Designations of 5% Cumulative Convertible
         Preferred Stock, Series G**

    5    Opinion of Counsel

 23.1    Consent of Independent Auditors

 23.2    Consent of Counsel (included in Exhibit 5)

   24    Power of Attorney

----------------------------

* Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1988, and incorporated herein by reference.

** Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

(a)*   The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)* The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)* Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the

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registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

-------------------

* Subparagraph references correspond to the applicable subparagraphs of Item 512 of Regulation S-K.

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                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 17th day of November, 2000.

                                    DURAMED PHARMACEUTICALS, INC.



                                    By: /s/ E. Thomas Arington
                                        -----------------------
                                        E. Thomas Arington, Chief Executive
                                        Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 17th day of November, 2000.

       Signature                                    Title
       ---------                                    -----

/s/ E. Thomas Arington              Chairman of the Board
----------------------              and Chief Executive
E. Thomas Arington                  Officer (principal executive officer)


/s/ Timothy J. Holt                 Senior Vice-President - Finance and
-------------------                 Administration, Treasurer
Timothy J. Holt                     (principal financial and accounting officer)


* /s/ Jeffrey T. Arington           President, Chief Operating Officer and
-------------------------           Director
Jeffrey T. Arington


* /s/ George W. Baughman            Director
------------------------
George W. Baughman


* /s/ Richard R. Frankovic          Director
--------------------------
Richard R. Frankovic

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* /s/ Peter R. Seaver               Director
---------------------
Peter R. Seaver


* /s/ S. Sundararaman               Director
---------------------
S. Sundararaman


* /s/ Philip M. Uhrhan              Director
----------------------
Philip M. Uhrhan


* Pursuant to Power of Attorney


/s/ Timothy J. Holt
-------------------
Timothy J. Holt
Attorney-in-Fact


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